Exhibit 99.1

PRESS RELEASE

SYNTROLEUM ANNOUNCES FIRST QUARTER RESULTS

For Immediate Release

Tuesday, May 2, 2006

Contact:	Mel Scott

Syntroleum Corporation

Tulsa – (918) 592-7900

www.syntroleum.com

Tulsa, OK - Syntroleum Corporation (NASDAQ: SYNM) today announced unaudited financial results for the first quarter ended March 31, 2006. The Company reported revenues for the first quarter of 2006 of $0.4 million, resulting from joint research development activities with the United States government and with licensees and from gas-to-liquids (“GTL”) fuel sales. Revenues reported for the quarter ended March 31, 2005 were $0.2 million. The Company reported a net loss for the first quarter ended March 31, 2006 of $12.9 million, or ($0.23) per share. This compares to a net loss of $11.6 million, or ($0.24) per share, in the first quarter of 2005. The Company’s 2006 first quarter loss was affected by continuing research and development activities; operations and modifications to the Catoosa Demonstration Facility to increase operating time and plant design diligence; and non-cash equity compensation expense related to the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS 123R”). The revised accounting statement requires companies to measure all employee stock-based compensation awards using a fair value method and record such expense in its financial statements. The total amount expensed in accordance with the adoption for the first quarter ended March 31, 2006 was $1.8 million.

The Company’s cash balance at March 31, 2006 was $60.6 million compared to a cash balance of $69.7 million at December 31, 2005. The Company invested $1.2 million in oil and gas properties in Nigeria and other international locations related to land and lease acquisitions and geological and geophysical evaluations during the quarter ended March 31, 2006. These expenditures are partially funded by the Stranded Gas Venture. The liability associated with the Stranded Gas Venture will only be repaid from producing properties or income from the acquired properties.

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Syntroleum Announces First Quarter Results

May 2, 2006

The Company incurred expenses for the quarter ended March 31, 2006 of $6.0 million related to research, development, and engineering programs, including $2.9 million of expenditures at its Catoosa Demonstration Facility, compared to $4.3 million for these activities for the quarter ended March 31, 2005. General, administrative and other expenses for the quarter ended March 31, 2006 were $6.8 million, compared to $7.3 million for the quarter ended March 31, 2005. Depreciation, depletion, amortization, and impairment expense for the quarter ended March 31, 2006 were $0.9 million, compared to $0.2 million for the same quarter ended in 2005.

“Our costs for the first quarter are in line with our budgeted forecast as we focus on reaching financial close on our first commercial plant by the end of 2007,” said Jack Holmes, president and CEO of Syntroleum.

The Company’s first quarter 2006 conference call will take place on Tuesday, May 2, 2006 at 10:00 AM EST, during which Syntroleum’s senior management will discuss financial results for the period, progress on the Company’s commercial developments and other important activities. A web cast of the call will be available via the Internet by accessing www.syntroleum.com. Listeners should allow a few minutes for registration on the web site. A replay of this conference call will be available on the web site under the Syntroleum Investor Relations tab for a period of one year.

Syntroleum Corporation owns a proprietary GTL and coal-to-liquids process for converting natural gas and/or coal into synthetic liquid hydrocarbons. The Company plans to use its technologies, as well as other third party technologies, to develop and participate in resource monetization projects in a number of global locations.

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(Tables Follow)

This document includes forward-looking statements as well as historical information. Forward-looking statements include, but are not limited to, statements relating to proposed projects, requirements for and the timing of financing of any projects, the Syntroleum Process and related technologies and products. When used in this document, the words "anticipate," "believe," "estimate," "expect," "intent," "may," "project," "plan" "should," “could,” and similar expressions are intended to be among the statements that identify forward-looking statements. Although Syntroleum believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that debt or equity financing for anticipated GTL or related natural gas liquids or oil and gas projects may not be available, the schedule for development, construction and operation of proposed GTL plants may not be met, anticipated appropriation and expenditure of federal monies does not occur, commercial-scale GTL plants do not achieve the same results as those demonstrated on a laboratory or pilot basis or that such plants experience technological and mechanical problems, the potential that improvements to the Syntroleum Process currently under development may not be successful, the impact on plant economics of operating conditions (including energy prices), construction risks, risks associated with investments and operations in foreign countries, our dependence on strategic relationships with manufacturing and engineering companies, volatility of energy prices, our ability to obtain interest in natural gas properties for our sub-quality gas monetization projects, the ability to implement corporate strategies, including the continued availability of adequate working capital, competition, intellectual property risks, our ability to obtain financing and other risks described in the Company’s filings with the Securities and Exchange Commission.

Syntroleum Announces First Quarter Results

May 2, 2006

® “Syntroleum” is registered as a trademark and service mark in the U.S. Patent and Trademark Office.

Syntroleum Announces First Quarter Results

May 2, 2006

Syntroleum Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited) (Amounts in thousands, except per share data)
	Quarter Ended March 31,
	2006	2005
Revenue
Joint Development	$ 374	$ 220
Other	54	3
Total Revenues	428	223

Operating Expenses
DOE Catoosa Project	2,920	2,210
Pilot Plant, Engineering, and R&D	3,079	2,085
Depreciation, Depletion, Amortization, and Impairment	878	163
G&A and Other (includes non-cash equity compensation of $1,753 and $2,996 for the three months ended March 31, 2006 and 2005, respectively.)	6,822	7,327
Total Operating Expenses	13,699	11,785

Operating Income (Loss)	(13,271)	(11,562)

Investment and Interest Income	787	212
Interest Expense	(488)	(420)
Other Income (Expense)	281	152

Income (Loss) from Continuing Operations	$ (12,691)	$ (11,618)

Income (Loss) from Discontinued Domestic Oil and Gas Business	(213)	(16)

Net Income (Loss)	$ (12,904)	$ (11,634)

Earnings (Loss) Per Share (Basic and Diluted): Continuing Operations	$ (0.23)	$ (0.24)
Discontinued Operations	$ (0.00)	$ (0.00)
Net Income	$ (0.23)	$ (0.24)

Weighted Average Shares Outstanding	55,710	47,959

Syntroleum Announces First Quarter Results

May 2, 2006

Syntroleum Corporation and Subsidiaries
Condensed Balance Sheets (Unaudited) (Amounts in thousands)

	March 31, 2006	December 31, 2005
Assets
Cash and Cash Equivalents	$ 60,614	$ 69,663
Restricted Cash	858	1,684
Other Current Assets	5,287	6,111
Property and Equipment Held for Sale	1,154	1,927
Total Non-Current Assets	10,479	10,410

Total Assets	$ 78,392	$ 89,795

Liabilities and Stockholders’ Equity
Current Liabilities	$ 3,884	$ 5,438
Current Maturities of Convertible Debt	26,345	25,925
Non-Current Liabilities	89	114
Stranded Gas Venture	5,901	4,247
Deferred Revenue	20,665	20,952
Minority Interests	706	706

Total Liabilities	57,590	57,382

Total Stockholders’ Equity	20,802	32,413

Total Liabilities and Stockholders’ Equity	$ 78,392	$ 89,795